Press
Information

Contact: Thom Mocarsky

Arbitron Inc.

410-312-8239

thom.mocarsky@arbitron.com

FOR IMMEDIATE RELEASE

Arbitron announces restart of commercialization of
Portable People Meter ratings services
Eight markets to go “currency” with release of September 2008 PPM survey report;
Company cites strong improvements in panel metrics

NEW YORK; June 12, 2008 – Arbitron Inc. (NYSE: ARB) announced today that it will resume the commercialization of its Portable People MeterTM radio ratings service in eight markets.

“It’s time to move forward with electronic measurement for radio,” said Steve Morris, chairman, president and chief executive officer, Arbitron Inc. “Radio broadcasters and advertisers are taking bold steps in an effort to enhance the accountability of the medium. The Radio Advertising Bureau recently published guidelines for ‘posting’ and ad schedule guarantees and the American Association of Advertising Agencies continues to advance its e-business effort: ‘Project Reinvention.’ The Arbitron PPMTM is uniquely capable of delivering the granularity, precision and speed of reporting that can help radio make these and other accountability initiatives a success.”

“We have improved our PPM samples in the four key areas we outlined last November. We have enhanced our ability to deliver PPM sample targets. We’ve improved the composition of our PPM panels, especially among the 18-34 demographic. We’ve raised the day-to-day cooperation rate of our PPM respondents. We’ve also put in place a number of programs designed to have a positive impact on response rates. Our commitment to continuous improvement means that we will keep working on these metrics as we go forward.”

“In the past weeks, we have been meeting with our clients to review the progress that we’ve made since November and to hear their priorities for enhancements to our PPM services. Our conclusion from these meetings is that our PPM ratings are valid and the time is right for electronic measurement. Another outcome from these meetings is that we have established working groups across a number of constituencies within the radio industry to facilitate the exchange of ideas and the implementation of our continuous improvement programs for the PPM. At the same time, we are working diligently with the Media Rating Council in order to achieve MRC accreditation for all our PPM markets.”

“We are also seeing that radio operators who have embraced PPM are benefiting from PPM measurement. Over the past few months, there have been numerous reports in the trade press about urban and general market broadcasters who have successfully harnessed PPM ratings to advance their programming and sales efforts. We should not continue to let other media use their more advanced measurement systems to take audience and revenue away from radio,” said Mr. Morris.

Eight markets–New York, Nassau-Suffolk, Middlesex-Somerset-Union, Los Angeles, Riverside-San Bernardino, Chicago, San Francisco, and San Jose–will commercialize with the release of the September PPM survey report on October 8, 2008. On that date, the company’s diary-based radio ratings will be withdrawn from those eight markets and radio transactions among Arbitron-subscribing stations and agencies will take place solely using PPM-based radio ratings.

Arbitron will deliver “pre-currency” PPM survey reports for Los Angeles, Riverside-San Bernardino and Chicago with a special release of the June PPM survey report in mid-July, and with the regular release of the July PPM survey report on August 13 and the August PPM survey report on September 10.

Arbitron will deliver “pre-currency” PPM survey reports for San Francisco and San Jose with the release of the July PPM survey report on August 13 and the August PPM survey report on September 10.

Pre-currency reports cannot be used in buy–sell transactions. Arbitron has released PPM pre-currency reports for New York, Nassau-Suffolk and Middlesex-Somerset-Union since October 2007.

Arbitron commercialized the PPM ratings service in Philadelphia in March 2007 and Houston-Galveston in July 2007. In addition, PPM technology is currently being used for radio and/or television measurement in Belgium, Denmark, Norway, Iceland, Kazakhstan, Canada, and Singapore.

In the revised PPM commercialization schedule released by Arbitron in November 2007, Arbitron indicated an expected commercialization of the Portable People Meter ratings service in Atlanta, Dallas–Ft. Worth, Detroit and Washington DC in December 2008. Arbitron is not altering that expectation at this time.

Investor Conference call: schedule and access
Arbitron will host a conference call for investors on Friday, June 13 at 10:00 a.m. Eastern Time. The Company invites you to listen to the call by dialing toll-free (888) 868-9083. The conference call can be accessed from outside of the United States by dialing (973) 935-8512. To participate, users will need to use the following code: 51268751. The call will also be available live on the Internet at the following sites: www.arbitron.com, www.ccbn.com and www.streetevents.com.

About the Portable People Meter
The Arbitron Portable People Meter system uses a passive audience measurement device– about the size of a small cell phone–to track consumer exposure to media and entertainment, including broadcast, cable and satellite television, terrestrial, satellite and online radio as well as cinema advertising and many types of place-based electronic media. Carried throughout the day by randomly selected survey participants, the PPMTM device can track when and where they watch television, listen to radio as well as how they interact with other forms of media and entertainment.

The PPM detects inaudible codes embedded in the audio portion of media and entertainment content delivered by broadcasters, content providers and distributors. At the end of the day, the meter is placed in a docking station that extracts the codes and sends them to a central computer. The PPM is equipped with a motion sensor, a patented quality control feature unique to the system, which allows Arbitron to confirm the compliance of the PPM survey participants every day.

About Arbitron

Arbitron Inc. (NYSE: ARB) is a media and marketing research firm serving the media – radio, television, cable, online radio and out-of-home – as well as advertisers and advertising agencies in the United States. Arbitron’s core businesses are measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for analyzing media audience and marketing information data. The company has developed the Portable People Meter, a new technology for media and marketing research.

Through its Scarborough Research joint venture with The Nielsen Company, Arbitron provides additional media and marketing research services to the broadcast television, newspaper and online industries.

Arbitron’s marketing and business units are supported by a world-renowned research and technology organization located in Columbia, Maryland. Arbitron’s executive offices are located in New York City.

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Portable People MeterTM and PPMTM are marks of Arbitron Inc.

Arbitron Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Arbitron Inc. and its subsidiaries in this document that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” ”expects,” “anticipates,” “estimates,” “believes,” or “plans,” or comparable terminology, are forward-looking statements based on current expectations about future events, which we have derived from information currently available to us. These forward-looking statements involve known and unknown risks and uncertainties that may cause our results to be materially different from results implied in such forward-looking statements. These risks and uncertainties include, in no particular order, whether we will be able to:

•	successfully implement the commercialization of our Portable People MeterTM service;

•	successfully design, recruit, and maintain PPM panels that appropriately balance research quality, panel size and operational cost;

•	complete the Media Rating Council (“MRC”) audit of our local market PPM ratings services in a timely manner and successfully obtain and/or maintain MRC accreditation for our audience measurement services;

•	renew contracts with large customers as they expire;

•	successfully execute our business strategies, including entering into potential acquisition, joint-venture, or other material third-party agreements;

•	effectively manage the impact, if any, of any further ownership shifts in the radio and advertising agency industries;

•	respond to rapidly changing technological needs of our customer base, including creating new proprietary software systems and new customer products and services that meet these needs in a timely manner;

•	successfully manage the impact on our business of any economic downturn generally and in the advertising market in particular;

•	successfully manage the impact on costs of data collection due to lower respondent cooperation in surveys, privacy concerns, consumer trends, technology changes and/or government regulations; and

•	successfully develop and implement technology solutions to measure new forms of audio content and delivery, multi-media and advertising in an increasingly competitive environment.

There are a number of additional important factors that could cause actual events or our actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, the risk factors set forth in the caption “ITEM 1A. — RISK FACTORS” in our Annual Report on Form 10-K for the year ended December 31, 2007, and elsewhere, and any subsequent periodic or current reports filed by us with the Securities and Exchange Commission.

In addition, any forward-looking statements contained in this document represent our estimates only as of the date hereof, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.